Exhibit 99

NextEra Energy, Inc.
Media Line: (561) 694-4442
Oct. 31, 2016

NextEra Energy reaches agreement for an affiliate to merge with Texas Transmission Holdings Corporation, including its approximately 20 percent indirect interest in Oncor Electric Delivery Company

•	Further affirms NextEra Energy’s commitment to Oncor, its customers and the state of Texas

•	Transfers minority interest in Oncor to traditional utility ownership structure

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today announced it has reached an agreement for an affiliate to merge with Texas Transmission Holdings Corporation (“TTHC”), including TTHC’s approximately 20 percent indirect interest in Oncor Electric Delivery Company LLC (“Oncor”), for merger consideration of approximately $2.4 billion, subject to adjustment. In addition, NextEra Energy has reached an agreement to acquire the remaining 0.22 percent interest in Oncor that is owned by Oncor Management Investment LLC (“OMI”) for total cash consideration of approximately $27 million. If approved, these transactions, when combined with NextEra Energy’s previously announced transaction to acquire Energy Future Holdings Corp.’s (“EFH”) approximately 80 percent interest in Oncor, would result in NextEra Energy owning 100 percent of Oncor.

“We are very pleased to have reached an agreement for one of our affiliates to merge with TTHC, including its approximately 20 percent indirect interest in Oncor,” said Jim Robo, chairman and chief executive officer of NextEra Energy. “We appreciate TTHC’s commitment to reaching this agreement and believe this transaction further affirms our long-term commitment to partnering with Oncor for the benefit of its customers and the state of Texas. We, together with Oncor, look forward to filing our joint application by Nov. 1 with the Public Utility Commission of Texas seeking approval of our proposed acquisition of Oncor.”

Rhys Evenden, Head of Infrastructure (North America), GIC, said, “As a long-term investor GIC is proud to be associated with Oncor, a like-minded partner whose focus on discipline and value puts it in good stead for the future. We wish the company and its highly dedicated team every success.”

“For the past eight years, OMERS has greatly valued our relationship with Oncor’s employees, management team, customers, regulators and our fellow investors. Oncor has been an important investment for OMERS helping us to create long-term value for our active and retired members. Oncor is one of the top performing utilities in the nation and with the support of NextEra Energy, we are confident that the company will continue to provide reliable and affordable electric service to its customers and the state of Texas,” said Ralph Berg, Executive Vice President & Global Head of Infrastructure, OMERS Private Markets.

“We’re appreciative of the important role our minority investor has played during the past eight years,” said Bob Shapard, CEO of Oncor. “As both shareholders and board members, their support has been key to our ability to navigate what has been a financially challenging period for EFH. If the current proposal is approved, looking forward, Oncor will be backstopped by a very strong balance sheet and will have a partner in NextEra Energy that is committed to continuing our efforts to build a safer, smarter, more reliable electric grid.”

Transaction details

Under the terms of the TTHC merger agreement, NextEra Energy will pay 100 percent of the merger consideration in cash. As a result of the transaction, no debt will reside at TTHC or Texas Transmission Investment LLC (“TTI”) upon close of the merger. NextEra Energy expects to fund the merger consideration through a combination of debt and equity, consistent with the company’s commitment to maintaining its strong balance sheet and credit ratings. The transaction is not subject to any financing contingencies.

NextEra Energy expects that its transactions with EFH, TTHC and OMI, which would result in its 100 percent ownership of Oncor, if approved, would be meaningfully accretive to earnings, enabling the company to grow at or near the top end of its previously announced 6 percent to 8 percent per year adjusted earnings per share growth rate through 2018, off a 2014 base. The transactions are consistent with NextEra Energy’s focus on investing in regulated and long-term contracted assets and leverage many of the company’s core competencies, including investing smartly to improve operations, creating long-term value for both customers and shareholders. NextEra Energy remains committed to maintaining its strong balance sheet and expects that its credit ratings and its subsidiaries’ credit ratings will be maintained post-closing.

Approvals

The TTHC merger agreement contemplates approval by the Public Utility Commission of Texas. NextEra Energy, together with Oncor, expects to file by Nov. 1 a joint application for merger approval. The proposed TTHC transaction is also subject to approval by the Federal Energy Regulatory Commission, the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, the receipt of any required third-party approvals and other customary closing conditions. NextEra Energy expects the TTHC transaction, which has been approved by the boards of directors of both NextEra Energy and TTHC, and the TTHC shareholders, to be completed in the first half of 2017. The completion of the other transactions also is subject to conditions specified in the definitive agreements for those transactions.

Advisors
Credit Suisse Securities (USA) LLC and Bank of America Merrill Lynch are serving as lead financial advisors to NextEra Energy. Chadbourne & Parke LLP is serving as lead legal counsel to NextEra Energy.

NextEra Energy, Inc.

NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $17.5 billion and approximately 14,300 employees in 27 states and Canada as of year-end 2015, as well as approximately 45,000 megawatts of generating capacity, which includes megawatts associated with noncontrolling interests related to NextEra Energy

Partners, LP (NYSE: NEP) as of April 2016. Headquartered in Juno Beach, Fla., NextEra Energy’s principal subsidiaries are Florida Power & Light Company, which serves more than 4.8 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world’s largest generator of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity, and has been ranked No. 1 in the electric and gas utilities industry in Fortune’s 2016 list of “World's Most Admired Companies.” For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

Texas Transmission Holdings Corporation (“TTHC”)

TTHC is a holding corporation which owns an approximate 20 percent indirect interest in Oncor Electric Delivery Company LLC. TTHC is owned indirectly by a group of investors, including OMERS, one of Canada’s largest pension plans and GIC, Singapore’s sovereign wealth fund. TTHC owns 100 percent of Texas Transmission Investment LLC, which owns a 19.75 percent interest in Oncor.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” and “target” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. NEE cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed transactions involving NEE, EFH, TTHC, OMI and Oncor, including future financial or operating results of NEE or Oncor, NEE’s, EFH’s or Oncor’s plans, credit ratings changes, objectives, expectations or intentions, the expected timing of completion of the transactions, the value, as of the completion of the EFH merger, the TTHC merger or the acquisition of OMI’s interest in Oncor, or as of any other date in the future, of any consideration to be received in the EFH merger in the form of stock or any other security, NEE’s earnings expectations and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that NEE, EFH, TTHC, OMI or Oncor may be unable to obtain bankruptcy court and governmental and regulatory approvals required for the transactions, or required bankruptcy court and governmental and regulatory approvals may delay the transactions or result in the imposition of conditions that could cause the parties to abandon any or all transactions; the risk that a condition to closing of any of the transactions may not be satisfied; the expected timing to consummate the proposed transactions; the risk that the businesses will not be integrated successfully; disruption from the transactions making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention on merger-related issues; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities of NEE and in the financial results of NEE, EFH or Oncor or any of their subsidiaries; the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and other factors discussed or referred to in the “Risk Factors” section of Oncor’s or NEE’s most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission. These risks, as well as other risks associated with the transactions, will be more fully discussed in subsequent filings with the SEC in connection with the mergers. Additional risks and uncertainties are identified and discussed in NEE’s and Oncor’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and NEE does not undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

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